Exhibit 99.1

Banc One Credit Card Master Trust

Excess Spread Analysis—September 2002

Series	* 1996-A
Deal Size	$500 MM
Expected Maturity	4/15/2003

Yield	14.92%
Less: Coupon	1.98%
Servicing Fee	1.41%
Net Credit Losses	4.71%
Excess Spread:
September-02	6.82%
August-02	8.49%
July-02	8.86%
Three Month Average Excess Spread	8.06%

Delinquency:
30 to 59 Days	1.92%
60 to 89 Days	1.22%
90+ Days	2.17%
Total	5.31%

Payment Rate	12.44%

*	Yield, Net Credit Losses, and Excess Spread are skewed downward due to the calculation methodology during the accumulation period.